Exhibit 99.1

IGM Announces Proposed Public Offering

March 29, 2022

MOUNTAIN VIEW, Calif., March 29, 2022 (GLOBE NEWSWIRE) — IGM Biosciences, Inc. (NASDAQ: IGMS) today announced that it intends to offer and sell $200.0 million of shares of its common stock and, in lieu of common stock to certain investors that so choose, non-voting common stock, in an underwritten public offering. In addition, IGM intends to grant the underwriters a 30-day option to purchase up to an additional $30.0 million of shares at the public offering price, less underwriting discounts and commissions. All of the securities offered in the offering will be sold by IGM. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

J.P. Morgan, BofA Securities, Stifel, and Guggenheim Securities are acting as joint book-running managers for the offering.

The securities in the offering will be offered by IGM pursuant to a Registration Statement on Form S-3, filed with the Securities and Exchange Commission (SEC) on August 9, 2021 and declared effective on August 19, 2021. IGM will file a preliminary prospectus supplement and accompanying prospectus relating to the proposed offering with the SEC, copies of which can be accessed for free through the SEC’s website at www.sec.gov. The final terms of the offering will be disclosed in a final prospectus supplement to be filed with the SEC. When available, copies of the preliminary prospectus supplement, the final prospectus supplement and the accompanying prospectuses relating to this offering may also be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255, or via email: dg.prospectus_requests@bofa.com; Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, CA 94104, Attn: Syndicate, or by phone at (415) 364-2720, or by email at syndprospectus@stifel.com; or Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.

About IGM Biosciences, Inc.

Headquartered in Mountain View, California, IGM Biosciences is a clinical-stage biotechnology company focused on creating and developing engineered IgM antibodies. Since 2010, IGM Biosciences has worked to overcome the manufacturing and protein engineering hurdles that have limited the therapeutic use of IgM antibodies. Through its efforts, IGM Biosciences has created a proprietary IgM technology platform for the development of IgM antibodies for those clinical indications where their inherent properties may provide advantages as compared to IgG antibodies.

IGM Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not based on historical fact and include, but are not limited to timing, size and the completion of the proposed offering. Forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such statements. These risks and uncertainties include, but are not limited to, whether or not IGM will be able to raise capital through the sale of its securities or consummate the offering, granting the underwriters a 30-day option to purchase additional shares, the final terms of the offering, the satisfaction of customary closing conditions, prevailing market conditions and the impact of general economic, industry or political conditions in the United States or internationally. Additional risks and uncertainties, and other important factors, any of which could cause IGM’s actual results to differ from those contained in the forward-looking statements, can be found under the heading “Risk Factors” in IGM’s reports filed with the SEC and in the preliminary prospectus supplement and accompanying prospectus that IGM plans to file relating to the offering. IGM assumes no duty or obligation to update or revise any forward-looking statements for any reason.

IGM Biosciences Contact:

Argot Partners

David Pitts

212-600-1902

igmbio@argotpartners.com

Source: IGM Biosciences, Inc.